EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT




                  The Board of Directors
                  Go2Pharmacy.com, Inc.
                  Largo, Florida

                  We consent to the use of our report dated May 9, 2000 relating to the balance sheet as of March 31, 1999 and the related statement of operations, stockholders' equity and cash flows for the year then ended of Go2Pharmacy.com, Inc. in the Amendment No. 1 to Form SB-2 of Go2Pharmacy.com, Inc. and the reference to our firm under the heading "experts" in the prospectus.




                  /s/ BRIMMER, BUREK & KEELAN LLP
                  BRIMMER, BUREK & KEELAN LLP
                  Tampa, Florida
                  May 11, 2000